                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of Aspen Technology, Inc.:

We consent to the incorporation by reference in Registration Statement Nos. 333-11651, 333-21593, 333-42536, 333-42358, 333-42540, 333-71872, 333-71874, and
333-80225 on Form S-8 and Registration Statement Nos. 333-89710, and 333-90066 on Form S-3 of Aspen Technology, Inc. of our report dated August 13, 2002, appearing in this Annual Report on Form 10-K of Aspen Technology, Inc. for the year ended June 30, 2002.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
September 25, 2002